FIRST MUTUAL BANCORP, INC.

                      1996 STOCK OPTION PLAN


1.   PURPOSE

     The purpose of the First Mutual Bancorp, Inc. 1996 Stock Option Plan (the "Plan") is to advance the interests of the Company and its stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including First Mutual Bank, S.B., upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.   DEFINITIONS

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company or the Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means an Award of Non-Statutory Stock Options,
Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

     "Bank" means First Mutual Bank, S.B., or a successor corporation.

     "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the board of directors of the Company or its Affiliate, as applicable.

     "Change in Control" of the Bank or the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder, as in effect on at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or
(c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a Committee of the Board consisting of at least three Outside Directors of the Company, all of whom are and must be "disinterested directors" as that term is defined under Rule 16b-3 under the Exchange Act.

     "Common Stock" means the Common Stock of the Company, par value $.10 per share.

     "Company" means First Mutual Bancorp, Inc., or a successor corporation.

     "Continuous Service" means employment as a Key Employee or service as an Outside Director or Director Emeritus without any interruption or termination of such employment or service. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor. For purposes of determining Continuous Service, an Outside Director who terminates service on the Board but who continues to serve the Bank or Company as a Director Emeritus will not be deemed to have an interruption or termination of service under the Plan.

     "Conversion" means the June 30, 1995, conversion of First
Mutual Bank, S.B. from the mutual to stock form of organization.

     "Date of Grant" means the actual date on which an Award is granted by the Committee, or in the case of the Outside Directors the date an Award is granted under the Plan.

     "Director" means a member of the Board.

     "Director Emeritus" means a former Director, who in recognition of his or her past contributions, has been titled as a Director Emeritus and who continues to perform advisory services for the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee's lifetime.

     "Effective Date" means the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System (as published by the Wall Street Journal, if published) on such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq National Market System, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 8.

     "Key Employee" means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Non-Statutory Stock Option" means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

     "Normal Retirement" means for a Key Employee retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan.

     "Offering" means the June 30, 1995 subscription offering of the Common Stock of the Company.

     "Outside Director" means a Director who is not an employee of the Company or its Affiliates.

     "Option" means an Award granted under Section 7 or Section 8.

     "Participant" means a Key Employee, Outside Director or
Director Emeritus of the Company or its Affiliates who receives or has received an award under the Plan.

     "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.

3.   ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     The Awards of Non-Statutory Options to Outside Directors under
Section 7 are intended to comply with Rule 16b-3 under the Exchange Act. Notwithstanding any term to the contrary appearing herein, unless permitted by Rule 16b-3(c)(2)(ii), neither the Committee nor the Board shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards under
Section 7 to designated directors or categories of directors, which terms shall be set forth herein. To the extent any provision of the Plan or action by Plan administrators fails to comply with this
Section 3, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

4.   TYPES OF AWARDS

     Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Statutory
Stock Options; and (c) Limited Rights.

5.   STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is 470,000 shares, or 10% of the shares of Common Stock of the Company, par value $.10 per share, issued in connection with the Offering. The maximum number of shares reserved for issuance to Key Employees is 329,000 shares, or 7% of the shares of Common Stock, par value $.10 per share issued in connection with the Offering. The maximum number of shares reserved for issuance to the Outside Directors is 141,000 shares, or 3% of the shares of Common Stock of the Company, par value $.10 per share, issued in connection with the Offering. These shares of Common Stock may be either authorized-but-unissued shares or shares previously issued and reacquired by the Company. To the extent that Options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options together with any related rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.   ELIGIBILITY

     Key Employees of the Company and its Affiliates, including the Bank, shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options and/or Limited Rights under the Plan.
Outside Directors shall be eligible to receive Non-Statutory Stock Options under the Plan.

7.   NON-STATUTORY STOCK OPTIONS

     7.1  Grant of Non-Statutory Stock Options.

     (a) Grants to Outside Directors. The aggregate number of Non-Statutory Stock Options that shall be awarded to Outside Directors is 141,000 Options, or 30% of the Options awarded hereunder. Each Outside Director who is serving in such capacity at the Effective Date shall be granted Options to purchase 23,500 shares of the Common Stock, subject to adjustment pursuant to
Section 14. In each subsequent year on the anniversary date of the Plan, each Outside Director shall receive an Award equal to 1,000 Options multiplied by the number of full years that an Outside Director has served on the Board. If, in any year, the Plan does not have sufficient Options available for award to Outside Directors to satisfy the above formula in full, then each Outside Director shall receive "X" number of Options multiplied by his years of service on the Board with "X" being determined by dividing the total number of Options available for award to Outside Directors by the aggregate number of full years of service of all Outside Directors. Non-Statutory Stock Options granted under the Plan are subject to the terms and conditions set forth in this
Section 7.

     (b) Grants to Key Employees. The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan, provided, however, that no Non-Statutory Stock Option granted in exchange for a previously granted Award shall be granted at an exercise price that is less than the market price of the Common Stock at the time of such previously granted Award. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this
Section 7. The maximum number of shares subject to a Non-Statutory Option that may be awarded under the Plan to any Key Employee shall be 150,000.

     (c) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (d) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Company on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined in the manner described in Section 2.

     (e) Manner of Exercise and Vesting. Non-Statutory Stock Options awarded to Outside Directors or Directors Emeritus shall vest in the Outside Directors or Directors Emeritus at the rate of twenty percent (20%) of the initially awarded amount per year commencing with the vesting of the first installment on the date of grant, and succeeding installments on each anniversary of the date of grant. The Non-Statutory Options awarded to Employees shall be exercisable in installments, as determined by the Committee which shall also determine the date on which each installment shall become exercisable. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in
Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (f) Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable.
The Committee may, in its sole discretion, accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part by Key Employees of the Company. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable.

     (g) Termination of Employment or Service. Upon the termination of a Key Employee's employment or upon termination of an Outside Director's or Director Emeritus' service for any reason other than, in the case of a Key Employee, Normal Retirement, or in the case of all Participants, death, Disability, Change in Control or Termination for Cause, his Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by him at the date of termination and only for one year following termination. In the event of Termination for Cause, all rights under his Non-Statutory Stock Options shall expire upon termination. In the event of the death or Disability of any Participant, all Non-Statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representative or beneficiaries for one year following the date of his death or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term. In the event of a Key Employee's termination of employment due to Normal Retirement, all Nonstatutory Stock Options held by such Key Employee, whether or not exercisable at such time, shall be exercisable for one year following his termination of employment.

     (h) Transferability. Each Option granted hereby may be exercised only by the Participant to whom it is issued and is not transferable except that in the event of the Participant's death his or her personal representative(s), heir(s) or devisee(s) may exercise the Option pursuant to the terms of Section 7(g). The designation of a Beneficiary by a Participant shall not constitute a transfer.

8.   INCENTIVE STOCK OPTIONS

     8.1  Grant of Incentive Stock Options.

     The Committee may, from time to time, grant Incentive Stock
Options to Key Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (b) Price. Subject to Section 14 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares, determined on the exercise date, in the manner described in Section 2.

     (c) Manner of Exercise. Incentive Stock Options granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock at the Fair Market Value of such previously acquired shares determined on the exercise date by the manner described in Section 2.

     (d) Amounts of Options. Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Key Employee shall be 141,000. In granting Incentive Stock Options, the Committee shall consider the position and responsibilities of the Key Employee, the length and value of his or her service to the Bank, the Company, or the Affiliate, the compensation paid to the Key Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Key Employee to which it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

     The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     (f) Termination of Employment. Upon the termination of a Key Employee's service for any reason other than Disability, Normal Retirement, Change of Control, death or Termination for Cause, the Key Employee's Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Key Employee at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Incentive Stock Options shall expire upon termination.

     Upon termination of a Key Employee's service due to Normal Retirement, death, Disability, or a Change in Control, all Incentive Stock Options held by such Key Employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of his cessation of employment, provided however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his Normal Retirement or termination of employment due to a Change in Control. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g)  Compliance with Code.  The options granted under this
Section 8 are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

9.   LIMITED RIGHTS

     9.1  Grant of Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Key Employee of the Bank, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company.

     The Limited Right may be exercised only when the underlying
Option is eligible to be exercised, provided that the Fair Market
Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.  SURRENDER OPTION

     In the event of a Participant's termination of employment or termination of service as a result of death, Disability or, in the case of a Key Employee, Normal Retirement, the Participant (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option on the Date of Grant. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

     No award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his or her lifetime by the Participant, or by a guardian or legal representative of the Participant.

11.  RIGHTS OF A STOCKHOLDER; NONTRANSFERABILITY

     A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his services as an officer, director or employee at any time.

12.  AGREEMENT WITH PARTICIPANTS

     Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.

13.  DESIGNATION OF BENEFICIARY

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

14.  DILUTION AND OTHER ADJUSTMENTS

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

     (c)  adjustments in the purchase price of outstanding
          Incentive and/or Non-Statutory Stock Options, or any
          Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted
Award.

15.  WITHHOLDING

     There may be deducted from each distribution of cash and/or
Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

16.  AMENDMENT OF THE PLAN

     The Board may at any time, and from time to time, modify or amend the Plan in any respect with regard to Awards received by Key Employees; provided however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares represented in person or by proxy shall be required for any such modification or amendment that:

     (a) increases the maximum number of shares for which Options may be granted under the Plan (subject, however, to the provisions of Section 14);

     (b) reduces the exercise price at which Awards may be granted subject, however, to the provisions of Sections 7, 8 and 14:

     (c) extends the period during which Options may be granted or exercised beyond the times originally prescribed; or

     (d)  changes the persons eligible to participate in the Plan.

     Failure by stockholders to ratify or approve the amendments or modifications referred to in subsections (a) through (d) of this
Section 16 shall be effective only as to the specific amendment or modification requiring such ratification. Other amendments or modifications of the Plan will remain in full force and effect.

     Notwithstanding anything in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Exchange Act, such provisions may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

17.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

18.  TERMINATION OF THE PLAN

     The right to grant Awards under the Plan will terminate upon the earlier of (i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

19.  APPLICABLE LAW

     The Plan will be administered in accordance with the laws of the State of Illinois.


     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 25th day of July, 1996.



Date Approved by Stockholders:     July 25, 1996

Effective Date:          July 25, 1996


ATTEST:                            FIRST MUTUAL BANCORP, INC.


/s/ G. Lynn Brinkman               /s/ Paul K. Reynolds
Secretary                          President and Chief Executive
                                   Officer